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                                                                   EXHIBIT 8.1

                                 August 2, 1994



Enron Corp.
1400 Smith Street
Houston, Texas  77002

Enron Capital Resources, L.P.
c/o Enron Corp., as General Partner
1400 Smith Street
Houston, Texas  77002


Ladies and Gentlemen:

         We have acted as counsel to Enron Corp. ("Enron") and Enron Capital Resources, L.P. ("Enron Capital Resources") in connection with the offering of 3,000,000 shares of Enron Capital Resources' 9% Cumulative Preferred Securities, Series A, pursuant to the registration statement of Enron and Enron Capital Resources on Form S-3 (No. 33-53877) filed with the Securities and Exchange Commission. In that connection, we have reviewed the description of certain federal income tax considerations under the heading "Taxation" in the Prospectus Supplement to Prospectus dated July 15, 1994 (the "Prospectus Supplement") dated July 27, 1994, filed with the Securities and Exchange Commission. In our opinion the statements set forth in the Prospectus Supplement under the heading "Taxation" reflect our opinion insofar as they relate to matters of United States federal income tax law and legal conclusions.

         Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and assumptions set forth in the Prospectus Supplement and of the representations of management as to the existence of certain facts. Our opinion is also based upon existing provisions of the Internal Revenue Code of 1986, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

         We hereby consent to the use of our name in the Prospectus Supplement and to the filing of this opinion as part of the Enron Form 8-K, as such term is defined in the Prospectus Supplement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.



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Enron Corp.
Enron Capital LLC
November 4, 1993
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                                                  Very truly yours,



                                                  VINSON & ELKINS L.L.P.